As filed with the Securities and Exchange Commission on October 1, 2010

Registration No. 333-168565

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COCA-COLA ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

Delaware	58-0503352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(770) 989-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

INTERNATIONAL CCE INC.*

* The Registrant is currently named International CCE Inc.

The Registrant will change its name to Coca-Cola Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-2197395
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(770) 989-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JOHN R. PARKER, JR.

Senior Vice President, General Counsel and Strategic Initiatives

Coca-Cola Enterprises Inc.

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

Telephone: (770) 989-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

LISA L. JACOBS

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Telephone: (212) 848-4000

Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY THE REGISTRANT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-3ASR (Registration No. 333-168565) (the “S-3”) filed by Coca-Cola Enterprises Inc. (“Old CCE”) on August 5, 2010 with the Securities and Exchange Commission (the “SEC”) registering the offer and sale of an indeterminate principal amount of debt securities, debt warrants and currency warrants (the “Old CCE Securities”) which became effective immediately upon filing. On September 1, 2010, Old CCE and International CCE Inc. (“New CCE, and together with Old CCE, the “Companies”) filed Post-Effective Amendment No. 1 to Old CCE’s previously filed S-3ASR (Registration No. 333-168565-01) (the “Post-Effective Amendment,” and together with the S-3, the “Registration Statement”) with the SEC registering the offer and sale of an indeterminate principal amount of New CCE debt securities (the “New CCE Securities,” and together with the Old CCE Securities, the “Securities”) which became effective immediately upon filing.

Old CCE has not previously sold any securities under the Registration Statement. New CCE sold $1,000,000,000 of its debt securities on September 14, 2010. The Companies hereby file this Post-Effective Amendment No. 2 to deregister both the unsold Old CCE Securities and New CCE Securities under the Registration Statement, such deregistration being in accordance with an undertaking made by the Companies in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 1st of October, 2010.

COCA-COLA ENTERPRISES INC.

By:	*
John F. Brock,
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

* (John F. Brock)	Chairman, Chief Executive Officer and a Director (principal executive officer)	October 1, 2010

* (William W. Douglas III)	Executive Vice President and Chief Financial Officer (principal financial officer)	October 1, 2010

* (Suzanne D. Patterson)	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	October 1, 2010

(Fernando Aguirre)	Director	October 1, 2010

* (Calvin Darden)	Director	October 1, 2010

(Irial Finan)	Director	October 1, 2010

* (L. Phillip Humann)	Director	October 1, 2010

* (Orrin H. Ingram II)	Director	October 1, 2010

* (Donna A. James)	Director	October 1, 2010

* (Thomas H. Johnson)	Director	October 1, 2010

* (Suzanne B. Labarge)	Director	October 1, 2010

* (Véronique Morali)	Director	October 1, 2010

* (Curtis R. Welling)	Director	October 1, 2010

* (Phoebe A. Wood)	Director	October 1, 2010

*By:	/S/ JOHN R. PARKER, JR.
John R. Parker, Jr. Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 1st of October, 2010.

INTERNATIONAL CCE INC.

By:	*
John F. Brock,
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

* (John F. Brock)	Chairman, Chief Executive Officer and a Director (principal executive officer)	October 1, 2010

* (William W. Douglas III)	Executive Vice President and Chief Financial Officer (principal financial officer)	October 1, 2010

* (Suzanne D. Patterson)	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	October 1, 2010

* (Fernando Aguirre)	Director	October 1, 2010

* (Calvin Darden)	Director	October 1, 2010

* (L. Phillip Humann)	Director	October 1, 2010

* (Orrin H. Ingram II)	Director	October 1, 2010

* (Donna A. James)	Director	October 1, 2010

* (Thomas H. Johnson)	Director	October 1, 2010

* (Suzanne B. Labarge)	Director	October 1, 2010

* (Véronique Morali)	Director	October 1, 2010

* (Curtis R. Welling)	Director	October 1, 2010

* (Phoebe A. Wood)	Director	October 1, 2010

*By:	/S/ JOHN R. PARKER, JR.
John R. Parker, Jr. Attorney-in-Fact